Exhibit 99.1

For Release: Thursday, April 24, 7:30 a.m. EDT

GM Reports First Quarter Net Income of $0.1 Billion
Net income reduced by recall charge and special items

•	EBIT-adjusted of $0.5 billion, reduced by $1.3 billion pre-tax recall charge and $0.3 billion in restructuring costs

•	Company records strong core operating performance in first quarter

•	Revenue and free cash flow improved year-over-year

DETROIT - General Motors Co. (NYSE: GM) today announced first quarter net income attributable to common stockholders of $0.1 billion, or $0.06 per diluted share. Strong core operating performance during the quarter was more than offset by a net loss from special items of $0.4 billion, or $(0.23) per diluted share, and a $1.3 billion pre-tax charge primarily for the cost of recall-related repairs, or $(0.48) per diluted share.

Special items in the quarter were primarily related to changing the exchange rate GM uses for re-measuring the net assets of its Venezuelan subsidiaries.

In the first quarter of 2013, GM’s net income attributable to common stockholders was $0.9 billion, or $0.58 per diluted share, including a net loss from special items of $0.2 billion or $(0.09) per diluted share.

Earnings before interest and tax (EBIT) adjusted was $0.5 billion and included the impact of a $1.3 billion pre-tax charge for recall-related costs and $0.3 billion in restructuring costs. This compares to the first quarter of 2013, when the company recorded EBIT-adjusted of $1.8 billion, which included a pre-tax charge of $0.1 billion for recalls and $0.1 billion in restructuring costs.

Net revenue in the first quarter of 2014 was $37.4 billion, compared to $36.9 billion in the first quarter of 2013.

“The performance of our core operations was very strong this quarter, reflecting the positive response of customers to the new vehicles we are bringing to market,” said GM CEO Mary Barra. “Our focus remains on creating the world’s best vehicles with the highest levels of safety, quality and customer service, while aggressively addressing our business opportunities and challenges globally.”

GM Results Overview (in billions except for per share amounts)

	Q1 2014	Q1 2013
Revenue	$37.4	$36.9
Net income attributable to common stockholders	$0.1	$0.9
Earnings per share (EPS) diluted	$0.06	$0.58
Impact of special items on EPS diluted	$(0.23)	$(0.09)
EBIT-adjusted	$0.5	$1.8
Automotive net cash flow from operating activities	$2.0	$0.5
Adjusted automotive free cash flow	$0.2	$(1.3)

1

Segment Results

•
GM North America reported EBIT-adjusted of $0.6 billion which included the impact of a $1.3 billion pre-tax charge for recall costs in the quarter. This compared with EBIT-adjusted of $1.4 billion in the first quarter of 2013.

•	GM Europe reported EBIT-adjusted of $(0.3) billion, which includes $0.2 billion for restructuring costs. This compares with EBIT-adjusted of $(0.2) billion in the first quarter of 2013.

•	GM International Operations reported EBIT-adjusted of $0.3 billion, compared with EBIT-adjusted of $0.5 billion in the first quarter of 2013.

•	GM South America reported EBIT-adjusted of $(0.2) billion, compared with EBIT-adjusted of $0.0 billion in the first quarter of 2013.

•	GM Financial earnings before tax was $0.2 billion for the quarter, compared with $0.2 billion in the first quarter of 2013.

Cash Flow and Liquidity
First quarter automotive cash flow from operating activities of $2.0 billion and automotive free cash flow of $0.2 billion were both significantly improved compared with the first quarter of 2013. GM ended the quarter with very strong total automotive liquidity of $37.4 billion. Automotive cash and marketable securities was $27.0 billion compared with $27.9 billion at year-end 2013.

“Our revenue and cash flow improved this quarter and our underlying business performance remains on plan,” said Chuck Stevens, GM executive vice president and CFO. “Executing flawless launches and using our strength in the U.S. and China to restructure key global operations will continue to be our focus this year.”

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets.  GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

# # #
CONTACTS:

Tom Henderson 313-410-2704 Global Financial Communications tom.e.henderson@gm.com	Randy Arickx 313-268-7070 GM Investor Relations randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “appears,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls, and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial’s international operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation and government investigations including those related to our recent recalls and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

2

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests, (EBIT-adjusted) and Adjusted automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Income before taxes. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure, Income before income taxes (dollars in millions):

	Three Months Ended
	March 31, 2014	March 31, 2013
Operating segments
GMNA	$557	$1,414
GME(a)	(284)	(152)
GMIO(a)	252	472
GMSA	(156)	(38)
GM Financial(b)	221	180
Total operating segments(c)	590	1,876
Corporate and eliminations	(124)	(110)
EBIT-adjusted(c)	466	1,766
Special items	(427)	(170)
Corporate interest income	53	79
Automotive interest expense	(103)	(91)
Net income attributable to noncontrolling interests	67	10
Income before income taxes	$56	$1,594
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of our Russian subsidiaries previously reported in our GMIO segment to our GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)	GM Financial amounts represent income before income taxes-adjusted.

(c)
GM's automotive operations' interest income and interest expense and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Income before income taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

In the three months ended March 31, 2014 special items consisted of Venezuela currency devaluation of $419 million in GMSA and other of $8 million.

In the three months ended March 31, 2013 special items consisted of Venezuela currency devaluation of $162 million in GMSA and other of $8 million.

The following table summarizes the reconciliation of Automotive adjusted free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended
	March 31, 2014	March 31, 2013
Automotive adjusted free cash flow	$248	$(1,325)
Less: Adjustments	—	71
Automotive free cash flow	248	(1,396)
Capital expenditures	1,752	1,939
Automotive net cash provided by operating activities	$2,000	$543

Adjustments to free cash flow included pension contributions of $71 million related to the previously announced annuitization of the U.S. salaried pension plan in the three months ended March 31, 2013.

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2014
Total net sales and revenue	$24,404	$5,620	$3,230	$3,025	$36	$—	$36,315	$1,097	$(4)	$37,408

Expenditures for property	$1,195	$201	$257	$68	$31	$—	$1,752	$7	$—	$1,759

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,092	$109	$114	$101	$16	$(1)	$1,431	$176	$—	$1,607

Equity income, net of tax	$4	$3	$598	$—	$—	$—	$605	$—	$—	$605

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2013(a)
Total net sales and revenue	$22,979	$5,272	$4,366	$3,691	$36	$—	$36,344	$540	$—	$36,884

Expenditures for property	$1,285	$219	$243	$139	$52	$1	$1,939	$1	$—	$1,940

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$926	$115	$198	$130	$16	$—	$1,385	$84	$(4)	$1,465

Equity income, net of tax	$5	$9	$541	$—	$—	$—	$555	$—	$—	$555
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of our Russian subsidiaries previously reported in our GMIO segment to our GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	March 31, 2014	December 31, 2013
Worldwide Employment (in thousands)
GMNA	110	109
GME	38	37
GMIO	35	36
GMSA	30	31
GM Financial	6	6
Total Worldwide	219	219

U.S. - Salaried	37	36
U.S. - Hourly	52	51

Wholesale and Retail Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. Worldwide market share and vehicle sales data exclude the markets of Cuba, Iran, North Korea, Sudan and Syria. The joint venture agreements with SAIC-GM-Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture retail vehicle sales in China.

Wholesale Vehicle Sales

The following table summarizes total wholesale vehicle sales of new motor vehicles by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2014	March 31, 2013
GMNA	807	829
GME(a)	291	275
GMIO(a)	162	217
GMSA	208	233
Worldwide	1,468	1,554
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of our Russian subsidiaries previously reported in our GMIO segment to our GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

The following tables summarize total retail vehicle sales volume and market share by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2014	March 31, 2013
Retail Vehicle Sales
United States
Chevrolet - Cars	217	205
Chevrolet - Trucks	144	167
Chevrolet - Crossovers	91	98
Cadillac	40	43
Buick	53	48
GMC	104	105
Total United States	650	665
Canada, Mexico and Other	95	97
Total North America	745	761
Europe
Opel/Vauxhall	271	258
Chevrolet	66	77
Total Europe(a)	338	335
Asia/Pacific, Middle East and Africa
Chevrolet	319	326
Wuling	461	397
Buick	238	209
Holden	30	27
GMC	7	9
Cadillac	17	9
Other	50	52
Total Asia/Pacific, Middle East and Africa(a)	1,122	1,030
South America
Chevrolet	210	234
Other	2	1
Total South America	211	235
Total Worldwide	2,416	2,361

North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales. Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies. Vehicle sales data may include rounding differences. The vehicle sales at our China JVs presented in the following table are included in our retail vehicle sales:

	Three Months Ended
	March 31, 2014	March 31, 2013
SAIC General Motors Sales Co., Ltd. (SGMS)	422	382
SGMW and FAW-GM	497	434

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Market Share
United States - Cars	14.8%	13.8%
United States - Trucks	20.4%	24.2%
United States - Crossovers	17.5%	18.8%
Total United States	17.0%	17.7%
Total North America	16.5%	17.0%
Total Europe	7.3%	7.6%
Total Asia/Pacific, Middle East and Africa	10.0%	9.8%
Total South America	16.3%	17.2%
Total Worldwide	11.1%	11.3%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	31.7%	32.1%
% Fleet Sales - Trucks	17.8%	23.1%
% Fleet Sales - Crossovers	21.7%	20.8%
Total Vehicles	24.6%	25.9%

North America Capacity Utilization	102.9%	98.3%

Market Share information is based on retail vehicles sales volume. North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions)
(Unaudited)

	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$36,315	$—	$—	$36,315	$36,344	$—	$—	$36,344
GM Financial	—	1,097	(4)	1,093	—	540	—	540
Total net sales and revenue	36,315	1,097	(4)	37,408	36,344	540	—	36,884
Costs and expenses
Automotive cost of sales	34,130	—	(3)	34,127	32,613	—	4	32,617
GM Financial operating and other expenses	—	875	—	875	—	360	(4)	356
Automotive selling, general and administrative expense	2,941	—	—	2,941	2,952	—	—	2,952
Total costs and expenses	37,071	875	(3)	37,943	35,565	360	—	35,925
Operating income (loss)	(756)	222	(1)	(535)	779	180	—	959
Automotive interest expense	104	—	(1)	103	91	—	—	91
Interest income and other non-operating income, net	89	—	—	89	171	—	—	171
Equity income	605	—	—	605	555	—	—	555
Income (loss) before income taxes	(166)	222	—	56	1,414	180	—	1,594
Income tax expense (benefit)	(303)	79	—	(224)	342	67	—	409
Net income	137	143	—	280	1,072	113	—	1,185
Net income attributable to noncontrolling interests	(67)	—	—	(67)	(10)	—	—	(10)
Net income attributable to stockholders	$70	$143	$—	$213	$1,062	$113	$—	$1,175

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three months ended March 31, 2013 GM used the two-class method for calculating earnings per share; accordingly, a portion of undistributed earnings were allocated to the Series B Preferred Stock for determining earnings per share.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2014	March 31, 2013
Basic earnings per share
Net income attributable to stockholders	$213	$1,175
Less: cumulative dividends on preferred stock(a)	(88)	(215)
Less: undistributed earnings allocated to Series B Preferred Stock participating security		(95)
Net income attributable to common stockholders	$125	$865

Weighted-average common shares outstanding - basic	1,587	1,372
Basic earnings per common share	$0.08	$0.63
Diluted earnings per share
Net income attributable to stockholders	$213	$1,175
Less: cumulative dividends on preferred stock(a)	(88)	(215)
Less: undistributed earnings allocated to Series B Preferred Stock participating security		(87)
Less: earnings adjustment for dilutive stock compensation rights	(17)	—
Net income attributable to common stockholders	$108	$873
Weighted-average common shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,587	1,372
Dilutive effect of warrants	97	134
Dilutive effect of restricted stock units	7	1
Weighted-average common shares outstanding - diluted	1,691	1,507

Diluted earnings per common share	$0.06	$0.58
________

(a)
Includes earned but undeclared dividends of $15 million and $26 million on our Series A Preferred Stock in the three months ended March 31, 2014 and 2013 and $20 million on our Series B Preferred Stock in the three months ended March 31, 2013.

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions)
(Unaudited)

	March 31, 2014				December 31, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$18,264	$1,162	$—	$19,426	$18,947	$1,074	$—	$20,021
Marketable securities	8,716	—	—	8,716	8,972	—	—	8,972
Restricted cash and marketable securities	19	1,270	(1)	1,288	31	1,216	—	1,247
Accounts and notes receivable, net	12,142	802	(1,210)	11,734	8,806	846	(1,117)	8,535
GM Financial receivables, net	—	15,115	(60)	15,055	—	14,340	(62)	14,278
Inventories	14,837	—	—	14,837	14,039	—	—	14,039
Equipment on operating leases, net	3,432	—	—	3,432	2,398	—	—	2,398
Deferred income taxes	10,414	176	—	10,590	10,195	154	—	10,349
Other current assets	1,602	144	1	1,747	1,531	130	1	1,662
Total current assets	69,426	18,669	(1,270)	86,825	64,919	17,760	(1,178)	81,501
Non-current Assets
Restricted cash and marketable securities	75	831	—	906	88	741	—	829
GM Financial receivables, net	—	14,869	(3)	14,866	—	14,354	—	14,354
Equity in net assets of nonconsolidated affiliates	8,747	—	—	8,747	8,094	—	—	8,094
Property, net	26,234	133	—	26,367	25,736	132	(1)	25,867
Goodwill	141	1,422	—	1,563	137	1,422	1	1,560
Intangible assets, net	5,384	58	—	5,442	5,603	64	1	5,668
GM Financial equipment on operating leases, net	—	3,726	—	3,726	—	3,383	—	3,383
Deferred income taxes	22,589	251	—	22,840	22,620	116	—	22,736
Other assets	3,011	120	(807)	2,324	2,853	112	(613)	2,352
Total non-current assets	66,181	21,410	(810)	86,781	65,131	20,324	(612)	84,843
Total Assets	$135,607	$40,079	$(2,080)	$173,606	$130,050	$38,084	$(1,790)	$166,344
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$27,664	$689	$(638)	$27,715	$23,550	$589	$(518)	$23,621
Short-term debt and current portion of long-term debt
Automotive	1,154	—	(632)	522	1,223	—	(659)	564
GM Financial	—	14,327	—	14,327	—	13,594	—	13,594
Accrued liabilities	25,995	663	—	26,658	23,980	653	—	24,633
Total current liabilities	54,813	15,679	(1,270)	69,222	48,753	14,836	(1,177)	62,412
Non-current Liabilities
Long-term debt
Automotive	6,690	—	(3)	6,687	6,574	—	(1)	6,573
GM Financial	—	16,231	—	16,231	—	15,452	—	15,452
Postretirement benefits other than pensions	5,814	—	—	5,814	5,897	—	—	5,897
Pensions	19,065	105	1	19,171	19,378	105	—	19,483
Other liabilities and deferred income taxes	13,010	1,439	(808)	13,641	12,748	1,217	(612)	13,353
Total non-current liabilities	44,579	17,775	(810)	61,544	44,597	16,774	(613)	60,758
Total Liabilities	99,392	33,454	(2,080)	130,766	93,350	31,610	(1,790)	123,170
Commitments and contingencies
Equity
Series A preferred stock	3,109	—	—	3,109	3,109	—	—	3,109
Common stock	16	—	—	16	15	—	—	15
Additional paid-in capital	28,778	—	—	28,778	28,780	—	—	28,780
Retained earnings	6,849	6,608	—	13,457	7,353	6,463	—	13,816
Accumulated other comprehensive income (loss)	(3,155)	17	—	(3,138)	(3,124)	11	—	(3,113)
Total stockholders’ equity	35,597	6,625	—	42,222	36,133	6,474	—	42,607
Noncontrolling interests	618	—	—	618	567	—	—	567
Total Equity	36,215	6,625	—	42,840	36,700	6,474	—	43,174
Total Liabilities and Equity	$135,607	$40,079	$(2,080)	$173,606	$130,050	$38,084	$(1,790)	$166,344

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
	Automotive	GM Financial	Reclassification(a)	Consolidated	Automotive	GM Financial	Consolidated
Net cash provided by operating activities	$2,000	$376	$(400)	$1,976	$543	$276	$819
Cash flows from investing activities
Expenditures for property	(1,752)	(7)	—	(1,759)	(1,939)	(1)	(1,940)
Available-for-sale marketable securities, acquisitions	(891)	—	—	(891)	(564)	—	(564)
Trading marketable securities, acquisitions	(302)	—	—	(302)	(1,773)	—	(1,773)
Available-for-sale marketable securities, liquidations	1,055	—	—	1,055	985	—	985
Trading marketable securities, liquidations	332	—	—	332	3,727	—	3,727
Proceeds from sale of business units/investments, net of cash disposed	—	—	—	—	(82)	—	(82)
Increase in restricted cash and marketable securities	(25)	(256)	—	(281)	(69)	(105)	(174)
Decrease in restricted cash and marketable securities	50	109	—	159	166	22	188
Purchases of finance receivables	—	(3,700)	400	(3,300)	—	(1,609)	(1,609)
Principal collections and recoveries on finance receivables	—	2,639	—	2,639	—	1,096	1,096
Purchases of leased vehicles, net	—	(620)	—	(620)	—	(478)	(478)
Proceeds from termination of leased vehicles	—	123	—	123	—	37	37
Other investing activities	8	—	—	8	77	—	77
Net cash provided by (used in) investing activities	(1,525)	(1,712)	400	(2,837)	528	(1,038)	(510)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(67)	451	—	384	50	500	550
Proceeds from issuance of debt (original maturities greater than three months)	223	5,460	—	5,683	158	2,884	3,042
Payments on debt (original maturities greater than three months)	(197)	(4,567)	—	(4,764)	(183)	(1,001)	(1,184)
Dividends paid	(571)	—	—	(571)	(218)	—	(218)
Other financing activities	9	(23)	—	(14)	(10)	(13)	(23)
Net cash provided by (used in) financing activities	(603)	1,321	—	718	(203)	2,370	2,167
Effect of exchange rate changes on cash and cash equivalents	(450)	(2)	—	(452)	(254)	(1)	(255)
Net transactions with Automotive/GM Financial	(105)	105	—	—	(1)	1	—
Net increase (decrease) in cash and cash equivalents	(683)	88	—	(595)	613	1,608	2,221
Cash and cash equivalents at beginning of period	18,947	1,074	—	20,021	17,133	1,289	18,422
Cash and cash equivalents at end of period	$18,264	$1,162	$—	$19,426	$17,746	$2,897	$20,643
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(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by us to dealers that have arranged their inventory floor plan financing through GM Financial.